EXHIBIT 99.2
25435 Harvard Road
Beachwood, OH
44122-6201 USA
Tel: 216-682-7071
Fax: 216-453-0108
www.omnova.com
Anne Noonan
President and
Chief Executive Officer
July 3, 2019
Dear OMNOVA Employees,
Today I am pleased to announce that OMNOVA Solutions has entered into a definitive agreement to be acquired by Synthomer, a $2.1 billion global supplier of specialty chemicals and aqueous polymers based in the United Kingdom.
It is due to the excellent strategic execution of OMNOVA employees in transforming our company into a leading global specialty solutions provider that made us a very attractive acquisition for Synthomer. In the combined company, Synthomer will heavily leverage OMNOVA’s expertise, knowledge and skills, along with our extensive operations and innovative technologies, to support its growth strategy.
I am sending this note in advance of our scheduled meeting because I want to underscore the opportunities for OMNOVA employees created by this transaction. The combination of Synthomer and OMNOVA results in a company with nearly $3B in revenue and a strong balance sheet to invest both organically and inorganically to further accelerate growth. Together we will more effectively compete to win in our selected markets while also providing increased opportunities for the professional development and growth of employees.
OMNOVA provides Synthomer with complementary businesses and operations. We bring Synthomer a strong North American presence, a robust specialty business in Europe, and an increased presence in Asia. Together our companies will deliver an exceptional value proposition to the customers and markets that we serve.
Today is the first step in a process that will likely continue into late 2019 or early 2020 while we seek regulatory and shareholder approvals. And while I am very confident this transaction will close, it is by no means a sure thing.
Therefore, it is critical that we continue to drive toward zero-incident safety performance and deliver 2019 business results. Until the deal closes, it is business as usual. We must stay focused on delivering on our 2019 financial and strategic commitments.
Thank you for your hard work and your commitment to OMNOVA. As you come to learn more about this transaction, I am confident you will share my optimism for the opportunities that lie ahead with Synthomer.
Sincerely,

Anne

Important Disclosures
Forward-Looking Statements
This communication is made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate the transactions contemplated by the Merger Agreement with Parent. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the transactions contemplated by the Merger Agreement may not be consummated in a timely manner, if at all; (ii) the risk that the definitive Merger Agreement may be terminated in circumstances that require the Company to pay Parent a termination fee; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) the effect of the announcement of the proposed transaction on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (v) risks related to obtaining the requisite consents to the proposed transaction, including, without limitation, the receipt of approval from the Company’s shareholders and Parent’s shareholders, the timing (including possible delays) and receipt of regulatory clearance from governmental authorities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental authority may deny any such approval; and (vi) the conditions of the capital markets during the period covered by the forward-looking statements. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
Additional Information
In connection with the proposed transaction, the Company intends to file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to the Company’s shareholders, and other documents relevant to the transactions contemplated by the Merger Agreement. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company’s at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from the Company’s website, www.omnova.com, or by contacting the Company’s Investor Relations at (216) 682-7003.
Participants in the Solicitation
The Company, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s investors and security holders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other documents relevant to the proposed transaction that the Company intends to file with the SEC. These documents may be obtained for free (when they become available) as described above.